Exhibit 99.1

For more information contact:
Thomas A. Nardi	Andrew J. Bosman
Executive Vice President and Chief Financial Officer	Executive Director, Marketing/Communications
312.573.5612	312.573.5631
thomas.nardi@navigantconsulting.com	abosman@navigantconsulting.com
NAVIGANT CONSULTING, INC. ANNOUNCES SECOND QUARTER 2009 RESULTS
•	Revenue before reimbursements totaled $157.3 million, down 17% from second quarter 2008 and down 6% from first quarter 2009

•	Earnings per share, adjusted to exclude the net income impact of severance and other operating costs, of $0.14 compared to $0.26 a year ago and $0.16 in first quarter of 2009; GAAP earnings per share of $0.07 compared to $0.21 a year ago and $0.11 in first quarter of 2009

•	Ongoing expense management efforts providing significant offset against adverse revenue impacts of economic environment—full year impact expected to be double previously anticipated levels

•	Recently completed business assessment yields focused growth strategy in Dispute and Forensic Services, Healthcare and Energy markets

•	Liquidity remains solid, with June 30, 2009 debt levels down over $20.0 million from March 31, 2009 and down almost $70.0 million from a year ago

•	2009 earnings per share, adjusted to exclude the net income impact of severance and other operating costs, now estimated to be in the range of $0.60 and $0.70 per share
CHICAGO, July 22, 2009 — Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the second quarter ended June 30, 2009.
“Market conditions for our services during the second quarter continued to reflect extended sales cycles in combination with caution on the part of clients in advancing large engagement and discretionary spend matters. While we see stabilization in those trends, the economy has continued to have an adverse impact on our business,” stated William M. Goodyear, Chairman and Chief Executive Officer. “Expense management efforts undertaken during the first half of the year have produced sizeable savings, but we continue to feel pressure on our revenue base from the weak operating environment. Our efforts for the balance of 2009 remain sharply focused on managing our business operations aggressively against this market environment while simultaneously deepening our market-facing activities and positioning the company to outperform during the next stage of the recovery cycle. We have great confidence in our professionals and in the growth opportunities for Navigant.”

Second Quarter 2009 Results
The Company’s second quarter 2009 results are summarized as follows:
Total Company Second Quarter 2009 Financial Results (1)

	Q2 2009	Q2 2008	% Change	Q1 2009	% Change
Revenue Before Reimbursements ($000)	$157,332	$189,385	-16.9%	$167,212	-5.9%
Total Revenues ($000)	$173,556	$211,408	-17.9%	$182,362	-4.8%
Adjusted EBITDA ($000)	$21,852	$34,462	-36.6%	$22,052	-0.9%
EBITDA ($000)	$17,627	$32,507	-45.8%	$21,752	-19.0%
Net Income ($000)	$3,385	$9,986	-66.1%	$5,433	-37.7%
Earnings Per Share	$0.07	$0.21	-66.7%	$0.11	-36.4%
Adjusted Earnings Per Share	$0.12	$0.24	-50.0%	$0.12	0.0%
Average Billable FTEs	1,832	1,916	-4.4%	1,941	-5.6%
End of Period Billable FTEs	1,778	1,928	-7.8%	1,920	-7.4%
Consultant Utilization (1,850 base)	73%	79%	-7.6%	75%	-2.7%
Average Bill Rate (excluding success fees)	$250	$266	-6.0%	$252	-0.8%
DSO	91	85	7.1%	87	4.6%

(1)	See the attached financial schedules for a reconciliation of Adjusted EBITDA, Adjusted Earnings per Share, and earnings per share, adjusted to exclude the net income impact of severance and other operating costs, to the closest GAAP measure.
Revenues before reimbursement (RBR) totaled $157.3 million in the second quarter of 2009 compared to $189.4 million in the year ago quarter and $167.2 million in the first quarter of 2009. Second quarter adjusted EBITDA of $21.9 million was basically flat with the first quarter, and was down from $34.5 million in the second quarter of 2008. Total debt at June 30, 2009 declined over $20.0 million from March 31, 2009 and was down almost $70.0 million from year ago levels on continued solid cash flow and working capital management.
Second quarter utilization was 73% compared to 75% in the first quarter of 2009, and 79% during the comparable 2008 period. Average bill rate for the second quarter declined slightly to $250 from first quarter’s $252 and is down from $266 in the second quarter of 2008, continuing to reflect bill rate pressure and adverse currency impacts compared to the prior year. Average billable full time equivalent staffing levels declined to 1,832 for the second quarter of 2009 from 1,941 for the first quarter of 2009 and 1,916 a year ago, reflecting the staffing reductions discussed last quarter. Second quarter severance costs totaled $1.3 million compared to $3.0 million in the first quarter of 2009 and consultant attrition for the second quarter of 2009 declined to 4%, resulting in trailing 12 month attrition of 15%, compared with 22% in the second quarter of 2008.
Cost of services before reimbursable expenses and G&A expenses both declined significantly from year ago levels reflecting previously discussed expense management actions. These costs totaled $135.5 million in the second quarter of 2009, down $19.4 million, or 13%, from the second quarter of 2008. Further staffing adjustments, lower performance based compensation expense and further tightening of general and administrative operating costs are expected to provide additional cost savings during the second half of 2009. The impact of these actions is expected to provide approximately $50.0 million in savings for full year 2009 compared to 2008, approximately double the amount previously anticipated. Other operating costs of $4.6 million were recorded in the second quarter of 2009, primarily related to the planned relocation of our New York office.

2

The Company’s year-to-date 2009 results are summarized as follows:
Year-to-Date 2009 Financial Results (1)

			%
	YTD 2009	YTD 2008	Change
Revenue Before Reimbursements ($000)	$324,544	$373,679	-13.1%
Total Revenues ($000)	$355,918	$418,547	-15.0%
Adjusted EBITDA ($000)	$43,904	$67,670	-35.1%
EBITDA ($000)	$39,379	$65,065	-39.5%
Net Income ($000)	$8,818	$20,892	-57.8%
Earnings Per Share	$0.18	$0.44	-59.1%
Adjusted Earnings Per Share	$0.24	$0.49	-51.0%

(1)	See the attached financial schedules for a reconciliation of Adjusted EBITDA, Adjusted Earnings per Share, and earnings per share, adjusted to exclude the net income impact of severance and other operating costs, to the closest GAAP measure.
On a year to date basis, revenues before reimbursements totaled $324.5 million compared to $373.7 million for the first six months of 2008, down 13%. Adverse currency impacts accounted for $13.0 million of the decline. Adjusted EBITDA for the first six months of 2009 totaled $43.9 million compared to $67.7 million for the first six months of 2008.
Business Segment Highlights
Second quarter 2009 financial results for the Company’s four business segments are summarized as follows:
Business Segment Second Quarter 2009 Financial Results

			%		%
	Q2 2009	Q2 2008	Change	Q1 2009	Change

Business Segment Revenues ($000)
North American Dispute and Investigative Services	$72,225	$88,602	-18.5%	$72,630	-0.6%
North American Business Consulting Services	69,356	92,045	-24.6%	79,639	-12.9%
International Consulting Operations	17,820	23,098	-22.9%	16,046	11.1%
Economic Consulting Services	14,155	7,663	84.7%	14,047	0.8%

Total Company	$173,556	$211,408	-17.9%	$182,362	-4.8%

Business Segment Revenues before Reimbursements ($000)
North American Dispute and Investigative Services	$65,810	$79,305	-17.0%	$67,247	-2.1%
North American Business Consulting Services	63,566	82,030	-22.5%	72,772	-12.7%
International Consulting Operations	14,698	20,701	-29.0%	14,306	2.7%
Economic Consulting Services	13,258	7,349	80.4%	12,887	2.9%

Total Company	$157,332	$189,385	-16.9%	$167,212	-5.9%

Segment Operating Profit ($000) (2)
North American Dispute and Investigative Services	$25,681	$33,753	-23.9%	$25,450	0.9%
North American Business Consulting Services	23,356	33,993	-31.3%	26,391	-11.5%
International Consulting Operations	4,070	8,179	-50.2%	4,021	1.2%
Economic Consulting Services	4,888	2,948	65.8%	4,644	5.3%

Total Company	$57,995	$78,873	-26.5%	$60,506	-4.2%

(2)	For further detail see the Q2 2009 Metrics Datasheet posted at www.navigantconsulting.com/investor_relations.

3

Revenue before reimbursements in the second quarter of 2009 for the Company’s Dispute and Investigative Services segment was $65.8 million, down slightly from the first quarter 2009 and down 17% from very strong levels in the second quarter of 2008. Results reflect a challenging demand environment during the quarter, which was impacted by cost pressure on clients contributing to the deferral of work on dispute and investigative matters, as well as a delay in the anticipated increase in regulatory investigative and enforcement activity. Notwithstanding the challenging market, the Company continues to see market activity related to ongoing credit crisis litigation, continuing commercial and intellectual property disputes, as well as distressed real estate services.
The Business Consulting Services segment experienced a decline in second quarter revenue before reimbursements of 13% from the first quarter of 2009 and 23% from the second quarter 2008, reflecting ongoing softness in utilization as a result of slowness in discretionary spend decisions and client deferrals of strategic initiatives. Cost management efforts during the first half of the year allowed the segment to partially offset the revenue impact, with segment operating profit margins in the second quarter improving slightly to 37% from 36% in the first quarter of 2009. For the second half of the year the Company expects ongoing pressure in the Financial Services market, while the Healthcare and Energy markets should remain attractive given the combination of an increasingly active regulatory environment together with the potential impact of stimulus funding.
Navigant’s International Consulting Operations segment revenue before reimbursements in the second quarter of 2009 was consistent with first quarter 2009 results, but decreased 29% compared to the second quarter of 2008, reflecting a $4.1 million adverse currency impact. For the second half of the year, the Company expects strengthening activity in the Global Construction and Financial Services markets.
Results from the Company’s Economic Consulting Services segment during the second quarter of 2009 were up slightly from the first quarter of 2009. The team continues to see demand particularly related to antitrust, valuation and structured finance matters.
A Company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
Navigant Strategic Refresh
Navigant recently completed a strategic assessment of its overall portfolio of businesses and services and refined its strategy to enhance the value it delivers to all stakeholders — clients, employees and shareholders — and to position the Company for long-term growth and success.
“Throughout this past year, we have applied critical thinking and evaluation to the market potential of current and prospective businesses and services, analyzing how we will grow profitably into the future,” stated Julie Howard, President and Chief Operating Officer. “The strategies that have been successful for Navigant in previous years are being adapted to meet current and expected future business opportunities, and through a sharpened and focused investment process, will enable the Company to outperform during the next phase of the recovery cycle.”
Key strategic goals include growing annual revenues to exceed $1.0 billion over the next 3-4 years, while achieving 18% — 22% EBITDA margins; prioritizing the Firm’s capital and resources on large and global opportunities and talent development particularly in the Dispute and Forensic Services, Healthcare and Energy markets; and advancing the Navigant brand as “best in class” for addressing clients most complex and challenging business risks and opportunities.

4

2009 Outlook
“Due to the uncertainty surrounding the near term 2009 operating environment, our outlook assumes continuation of current conditions for the balance of the year,” stated Mr. Goodyear. “We will strive to exceed these levels, and have high confidence in the future opportunities for the Company.”
For the full year 2009, the Company currently expects annual revenues before reimbursements between $630 and $670 million, with total revenues between $690 and $730 million. Based on that revenue level, and the second half impacts from updated cost reduction actions, earnings per share, adjusted to exclude the net income impact of severance and other operating costs, is currently estimated to be between $0.60 and $0.70 per share.
Second Quarter 2009 Earnings Conference Call
Mr. Goodyear will host a conference call to discuss the Company’s financial results at 10:00 a.m. Eastern Standard Time on Wednesday, July 22, 2009. The web cast may be accessed at www.navigantconsulting.com/investor_relations. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success of the Company’s strategy implementation following its strategic business assessment; the success of the Company’s cost reduction actions; the success of the Company’s organizational changes; risks inherent in international operations including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” section and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
###

5

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008

Revenue before reimbursements	$157,332	$189,385	$324,544	$373,679
Reimbursements	16,224	22,023	31,374	44,868

Total revenues	173,556	211,408	355,918	418,547
Cost of services before reimbursable expenses	101,967	113,852	212,234	226,925
Reimbursable expenses	16,224	22,023	31,374	44,868

Total costs of services	118,191	135,875	243,608	271,793
General and administrative expenses	33,513	41,071	68,406	79,084
Depreciation expense	4,320	4,381	8,960	8,546
Amortization expense	3,392	4,597	7,012	8,824
Other operating costs:
Office consolidation	4,612	2,575	5,520	4,093

Operating income	9,528	22,909	22,412	46,207
Interest expense	3,952	5,618	7,920	10,220
Interest income	(312)	(225)	(608)	(497)
Other income, net	(87)	(68)	(408)	(63)

Income before income tax expense	5,975	17,584	15,508	36,547
Income tax expense	2,590	7,598	6,690	15,655

Net income	$3,385	$9,986	$8,818	$20,892

Basic income per share	$0.07	$0.21	$0.18	$0.45
Shares used in computing income per basic share	48,213	46,511	47,828	46,305

Diluted income per share	$0.07	$0.21	$0.18	$0.44
Shares used in computing income per diluted share	49,756	48,257	49,604	47,548

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended June 30, 2009			For the quarter ended June 30, 2008
	Adjusted	Adjustments	Reported	Adjusted	Adjustments		Reported

Revenue before reimbursements	$157,332		$157,332	$189,385			$189,385
Reimbursements	16,224		16,224	22,023			22,023

Total revenues	173,556		173,556	211,408			211,408

Cost of services before reimbursable expenses	101,967		101,967	113,852			113,852
Reimbursable expenses	16,224		16,224	22,023			22,023

Total costs of services	118,191		118,191	135,875			135,875
General and administrative expenses	33,513		33,513	41,071			41,071
Depreciation expense	4,320		4,320	4,381			4,381
Amortization expense	3,392		3,392	4,597			4,597
Other operating costs:
Office consolidation	—	$4,612	4,612	—	$2,575		2,575

Operating income	14,140	(4,612)	9,528	25,484	(2,575)		22,909
Interest expense	3,952		3,952	5,618			5,618
Interest income	(312)		(312)	(225)			(225)
Other income, net	(87)		(87)	(68)			(68)

Income before income tax expense	10,587	(4,612)	5,975	20,159	(2,575)		17,584
Income tax expense	4,450	(1,860)	2,590	8,636	(1,038)		7,598

Net income	$6,137	($2,752)	$3,385	$11,523	($1,537)		$9,986

Diluted income per share (EPS) (3)	$0.12		$0.07	$0.24			$0.21

Shares used in computing income per diluted share
	49,756		49,756	48,257			48,257

Percentage of revenues before reimbursements:
Cost of services before reimbursable expenses	65%		65%	60%			60%
Reimbursable expenses	10%		10%	12%			12%
General and administrative expenses	21%		21%	22%			22%

EBITDA (4)	14%		11%	18%			17%
Operating income	9%		6%	13%			12%
Net income	4%		2%	6%			5%

EBITDA (4) reconciliation:
EBITDA (4)	$21,852	($4,225)	$17,627	$34,462	($1,955)		$32,507
Depreciation	4,320		4,320	4,381			4,381
Accelerated Depreciation — Office consolidation	—	(387)	387	—	(620)		620
Amortization	3,392		3,392	4,597			4,597

Operating income	$14,140	($4,612) (1)	$9,528	$25,484	($2,575	)(2)	$22,909

(1)	During the second quarter of 2009 the Company recorded office consolidation costs of $4.6 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements.

(2)	During the second quarter of 2008 the Company recorded office consolidation costs of $2.6 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements

(3)	The Company recorded severance costs of $1.3 million and $1.4 million during the second quarters of 2009 and 2008 respectively. After reducing the severance costs to reflect the tax benefit on such costs of approximately 40%, the net income impact of the severance costs were $0.8 million during the second quarters of 2009 and 2008.

	For the quarter ended June 30,
	2009	2008
Severance costs	$1,340	$1,369
Tax benefit of severance costs at 40%	(536)	(548)

Net income impact of severance costs	$804	$821

Shares used in computing income per diluted share	49,756	48,257
Diluted income per share impact of severance costs	$0.02	$0.02

Adjusted net income	$6,137	$11,523
Net income impact of severance costs	804	821

Adjusted net income, excluding the net income impact of severance costs	$6,941	$12,344

Shares used in computing income per diluted share	49,756	48,257
Adjusted diluted income per share, excluding the impact of severance costs	$0.14	$0.26

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the six months ended June 30, 2009			For the six months ended June 30, 2008
	Adjusted	Adjustments	Reported	Adjusted	Adjustments	Reported

Revenue before reimbursements	$324,544		$324,544	$373,679		$373,679
Reimbursements	31,374		31,374	44,868		44,868

Total revenues	355,918		355,918	418,547		418,547

Cost of services before reimbursable expenses	212,234		212,234	226,925		226,925
Reimbursable expenses	31,374		31,374	44,868		44,868

Total costs of services	243,608		243,608	271,793		271,793
General and administrative expenses	68,406		68,406	79,084		79,084
Depreciation expense	8,960		8,960	8,546		8,546
Amortization expense	7,012		7,012	8,824		8,824
Other operating costs:
Office consolidation	—	$5,520	5,520	—	$4,093	4,093

Operating income	27,932	(5,520)	22,412	50,300	(4,093)	46,207
Interest expense	7,920		7,920	10,220		10,220
Interest income	(608)		(608)	(497)		(497)
Other income, net	(408)		(408)	(63)		(63)

Income before income tax expense	21,028	(5,520)	15,508	40,640	(4,093)	36,547
Income tax expense	8,916	(2,226)	6,690	17,306	(1,651)	15,655

Net income	$12,112	($3,294)	$8,818	$23,334	($2,442)	$20,892

Diluted income per share (EPS) (3)	$0.24		$0.18	$0.49		$0.44

Shares used in computing income per diluted share	49,604		49,604	47,548		47,548

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	65%		65%	61%		61%
Reimbursable expenses	10%		10%	12%		12%
General and administrative expenses	21%		21%	21%		21%

EBITDA (4)	14%		12%	18%		17%
Operating income	9%		7%	13%		12%
Net income	4%		3%	6%		6%

EBITDA (4) reconciliation:
EBITDA (4)	$43,904	($4,525)	$39,379	$67,670	($2,605)	$65,065
Depreciation	8,960		8,960	8,546		8,546
Accelerated Depreciation — Office consolidation	—	(995)	995	—	(1,488)	1,488
Amortization	7,012		7,012	8,824		8,824

Operating income	$27,932	($5,520) (1)	$22,412	$50,300	($4,093) (2)	$46,207

(1)	During the six months ended for 2009 the Company recorded office consolidation costs of $5.5 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements.

(2)	During the six months ended for 2008 the Company recorded office consolidation costs of $4.1 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements

(3)	The Company recorded severance costs of $4.3 million and $1.7 million during the six months ended for 2009 and 2008 respectively. After reducing the severance costs to reflect the tax benefit on such costs of approximately 40%, the net income impact of the severance costs were $2.6 million and $1.0 million during the six months ended for 2009 and 2008 respectively.

	For the six months ended June 30,
	2009	2008
Severance costs	$4,347	$1,711
Tax benefit of severance costs at 40%	(1,739)	(684)

Net income impact of severance costs	$2,608	$1,027

Shares used in computing income per diluted share	49,604	47,548
Diluted income per share impact of severance costs	$0.05	$0.02

Adjusted net income	$12,112	$23,334
Net income impact of severance costs	2,608	1,027

Adjusted net income, excluding the net income impact of severance costs	$14,720	$24,361

Shares used in computing income per diluted share	49,604	47,548
Adjusted diluted income per share, excluding the impact of severance costs	$0.30	$0.51

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	June 30,	June 30,	December 31,	March 31,
	2009	2008	2008	2009

Current assets:
Cash and cash equivalents	$5,132	$10,320	$23,134	$6,743
Accounts receivable, net	187,201	219,868	170,464	188,824
Prepaid expenses and other current assets	15,617	17,071	13,455	19,414
Deferred income tax assets	19,367	19,026	21,494	15,504

Total current assets	227,317	266,285	228,547	230,485

Property and equipment, net	47,045	49,473	45,151	45,532
Intangible assets, net	33,956	52,903	38,108	34,109
Goodwill	475,777	483,343	463,058	463,176
Other assets	15,592	19,867	17,529	16,095

Total assets	$799,687	$871,871	$792,393	$789,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,545	$9,297	$8,511	$10,634
Accrued liabilities	9,404	12,316	10,086	9,731
Accrued compensation-related costs	43,602	55,402	72,701	40,806
Income taxes payable	557	7,941	1,371	—
Notes payable	4,170	6,343	4,173	3,587
Term loan — current	2,250	2,250	2,250	2,250
Other current liabilities	37,106	39,094	31,467	28,601

Total current liabilities	106,634	132,643	130,559	95,609
Non-current liabilities
Deferred income tax liabilities	30,121	29,071	28,511	26,687
Other non-current liabilities	25,022	31,989	37,336	36,589
Notes payable	—	4,844	—	—
Term loan non-current	218,250	220,500	219,375	218,813
Bank debt non-current	19,217	86,287	10,854	39,459

Total non-current liabilities	292,610	372,691	296,076	321,548

Total liabilities	399,244	505,334	426,635	417,157

Stockholders’ equity:
Preferred stock	—	—	—	—
Common stock	60	58	59	59
Additional paid-in capital	556,036	549,549	555,737	557,267
Deferred stock issuance, net	—	1,853	985	699
Treasury stock	(218,798)	(239,687)	(231,071)	(229,626)
Retained earnings	78,057	50,074	69,239	74,672
Accumulated other comprehensive income (loss)	(14,912)	4,690	(29,191)	(30,831)

Total stockholders’ equity	400,443	366,537	365,758	372,240

Total liabilities and stockholders’ equity	$799,687	$871,871	$792,393	$789,397

Selected Data

Days sales outstanding, net (DSO) [1]	91	85	73	87

1)	Net of deferred revenue.

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in 000s (except per share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$3,385	$9,986	$8,818	$20,892
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	4,320	4,381	8,960	8,546
Depreciation expense — office consolidation	387	620	995	1,488
Amortization expense	3,392	4,597	7,012	8,824
Share-based compensation expense	1,959	3,044	4,465	6,577
Accretion of interest expense	221	167	499	343
Allowance for doubtful accounts receivable	4,356	7,399	8,110	9,470
Deferred income taxes	(1,306)	(5,101)	1,472	(4,579)
Other, net	—	(28)	—	(14)
Changes in assets and liabilities:
Accounts receivable	1,294	(4,891)	(21,358)	(24,325)
Prepaid expenses and other assets	2,196	(14,981)	(74)	(19,017)
Accounts payable	(1,223)	540	932	1,525
Accrued liabilities	(257)	582	(591)	2,246
Accrued compensation-related costs	2,319	6,977	(29,523)	(12,971)
Income taxes payable	2,723	(1,616)	902	2,758
Other liabilities	3,611	1,787	2,147	(2,331)

Net cash provided by (used in) operating activities	27,377	13,463	(7,234)	(568)

Cash flows from investing activities:

Purchases of property and equipment	(6,644)	(1,433)	(12,352)	(3,964)
Acquisition of business	—	(50,000)	(1,875)	(50,000)
Payments of acquisition liabilities	—	(2,000)	(2,821)	(3,154)
Other, net	(69)	(352)	(109)	(352)

Net cash used in investing activities	(6,713)	(53,785)	(17,157)	(57,470)

Cash flows from financing activities:
Issuances of common stock	645	1,515	2,317	4,078
Payments of notes payable	—	—	(355)	(499)
Borrowings from banks, net of repayments	(22,689)	41,847	6,113	53,599
Payments of term loan installments	(563)	(563)	(1,125)	(1,125)
Other, net	(108)	211	(814)	649

Net cash provided by (used in) financing activities	(22,715)	43,010	6,136	56,702

Effect of exchange rate changes on cash	440	—	253	—

Net decrease in cash and cash equivalents	(1,611)	2,688	(18,002)	(1,336)
Cash and cash equivalents at beginning of the period	6,743	7,632	23,134	11,656

Cash and cash equivalents at end of the period	$5,132	$10,320	$5,132	$10,320